                                                                   EXHIBIT 10(x)

                       PIONEER-STANDARD ELECTRONICS, INC.
                       ----------------------------------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------






























                                            Effective Date:   April 27, 1999

                                            Amendment and
                                            Restatement Date: January 29, 2002

                                TABLE OF CONTENTS
                                -----------------

ARTICLE                                                               Page No.
-------                                                               --------


ARTICLE 1         NAME AND PURPOSE.........................................1-1
---------         ----------------

ARTICLE 2         DEFINITIONS..............................................2-1
---------         -----------

ARTICLE 3         ELIGIBILITY AND PARTICIPATION............................3-1
---------         -----------------------------

ARTICLE 4         ACCRUED ANNUAL RETIREMENT BENEFIT........................4-1
---------         ---------------------------------

ARTICLE 5         ELIGIBILITY FOR RETIREMENT AND RELATED BENEFITS..........5-1
---------         -----------------------------------------------

ARTICLE 6         FORMS OF RETIREMENT BENEFITS.............................6-1
---------         ----------------------------

ARTICLE 7         AMOUNT OF RETIREMENT BENEFITS............................7-1
---------         -----------------------------

ARTICLE 8         DEATH BENEFITS...........................................8-1
---------         --------------

ARTICLE 9         RIGHTS OF PARTICIPANTS AND BENEFICIARIES.................9-1
---------         ----------------------------------------

ARTICLE 10        TRUST...................................................10-1
----------        -----

ARTICLE 11        CLAIMS PROCEDURE........................................11-1
----------        ----------------

ARTICLE 12        ADMINISTRATION..........................................12-1
----------        --------------

ARTICLE 13        AMENDMENT AND TERMINATION...............................13-1
----------        -------------------------

ARTICLE 14        PARTICIPATING COMPANIES.................................14-1
----------        -----------------------

ARTICLE 15        MISCELLANEOUS PROVISIONS................................15-1
----------        ------------------------

                       PIONEER-STANDARD ELECTRONICS, INC.
                       ----------------------------------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------

                  This Amendment and Restatement is hereby adopted by Pioneer-Standard Electronics, Inc., a corporation organized and existing under and by virtue of the laws of the State of Ohio (hereinafter referred to as the "Company").

                              W I T N E S S E T H:
                              -------------------

                  WHEREAS, the Company adopted the Pioneer-Standard Electronics, Inc. Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan"), effective April 27, 1999, in order to provide unfunded deferred compensation to certain management and highly compensated employees; and

                  WHEREAS, the Company desires that the Plan be modified in order to conform the vesting provisions of the Plan to other tax qualified and nonqualified deferred compensation plans of the Company, to clarify certain matters, to enhance the death benefit and to reflect certain other desired changes;

                  NOW, THEREFORE, it is agreed that this Plan be amended and restated, generally effective the 29th day of January, 2002, as follows:

                                   ARTICLE 1

                                NAME AND PURPOSE
                                ----------------

         1.1. NAME. The name of this Plan shall continue to be the PIONEER-STANDARD ELECTRONICS, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN.

         1.2. PURPOSE. This Plan was established and is hereby continued to provide unfunded deferred compensation to certain management and highly compensated Employees of the Participating Companies under certain conditions specified herein.

         1.3. RESTATEMENT DATE. The provisions of the Plan as amended and restated herein are effective January 29, 2002.

         1.4. PLAN FOR A SELECT GROUP. This Plan shall only cover Employees of the Participating Companies who are members of a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA. The Company shall have the authority to take any and all actions necessary or desirable in order that this Plan shall satisfy the requirements set forth in ERISA and regulations thereunder applicable to plans maintained for employees who are members of a select group of management or highly compensated employees. Moreover, this Plan at all times shall be administered in such a manner, and benefits hereunder shall be so limited, notwithstanding any contrary provision of this Plan, in order that this Plan shall constitute such a plan.

         1.5. NOT A FUNDED PLAN. It is the intention and purpose of the Company that this Plan shall be deemed to be "unfunded" for tax purposes as well as being such a plan as would properly be described as "unfunded" for purposes of Title I of ERISA. This Plan shall be



                                      1-1
administered in such a manner, notwithstanding any contrary provision of this Plan, in order that it will be so deemed and would be so described.





                                      1-2

                                    ARTICLE 2

                                   DEFINITIONS
                                   -----------

         Unless the context otherwise indicates, the following words used herein shall have the following meanings wherever used in this instrument:

         2.1. ACCRUED ANNUAL RETIREMENT BENEFIT. The words "Accrued Annual Retirement Benefit" shall mean an amount determined in accordance with the provisions of Article 4 hereof. A Participant's Accrued Annual Retirement Benefit is the annual amount of benefit which the Participant would receive if:

              (a) his Benefit Commencement Date is on or after his Normal Retirement Date;

              (b) he receives his benefit in the Life Annuity Form (Form 1) described in Section 6.3; and

              (c) he has completed at least five (5) years of Continuous Service or his Vested Percentage is one hundred percent (100%) for some other reason described in Section 2.43.

         2.2. ACTUARIAL EQUIVALENT. The words "Actuarial Equivalent" shall mean the benefit having the same value as the benefit which the Actuarial Equivalent replaces. The determination of an Actuarial Equivalent shall be based on the following:

              (a)   one of the following mortality tables, as applicable:

                    (i) with respect to forms of benefits other than single sum payments, the UP-1984 Mortality Table; in determinations where it is necessary to determine factors in conjunction with a joint Beneficiary, such Beneficiary's Age is set back three (3) years prior to factor determination; or

                    (ii) with respect to single sum payments, the 1983 Group Annuity Mortality Table (50% male/50% female blend) or such successor table as shall be prescribed from time to time by the Secretary of the Treasury under Section 417(e)(3)(A)(ii)(I) of the Code; and



                                      2-1

              (b)   one of the following rates of interest, as applicable:

                    (i) with respect to forms of benefits other than single sum payments, seven and one-half percent (7.5%); or

                    (ii) with respect to single sum payments, the GATT Interest Rate for the month of November immediately preceding the Plan Year that contains the date of payment of the single sum.

         For purposes of this Section, the words "GATT Interest Rate" shall mean, for any month, the "applicable interest rate," as such term is defined by
Section 417(e)(3) of the Code, for such month of November; i.e., generally, the annual interest rate on 30-year Treasury securities (or such successor interest rate as specified by the Commissioner of the Internal Revenue Service) for that month as specified by such Commissioner.

         2.3. ADMINISTRATOR. The word "Administrator" shall mean the person or persons, corporation or partnership designated as Administrator under Article 12 hereof.

         2.4. ADOPTION DATE. The words "Adoption Date" shall mean the date as of which any Participating Company shall have adopted the Plan.

         2.5. AFFILIATED COMPANY. The words "Affiliated Company" generally shall mean any corporation or business organization that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with the Company, and particularly shall mean any corporation of which eighty percent (80%) of the voting stock is directly or indirectly owned by the Company.

         2.6. AGE. The word "Age" shall mean a Participant's or Beneficiary's actual attained age; provided, however, that, throughout the two (2) year period commencing on a Change of Control, the Participant's or Beneficiary's Age shall be deemed to be what his actual age will be at the end of such period.


                                      2-2

         2.7. ANNUAL INCENTIVE COMPENSATION PLAN. The words "Annual Incentive Compensation Plan" shall mean an arrangement used to provide annual incentive compensation to Employees of the Participating Companies, whether set forth in a plan, contained in individual employment agreements or otherwise.

         2.8. APPEALS COMMITTEE. The words "Appeals Committee" shall mean the Appeals Committee established pursuant to Article 11 hereof.

         2.9. BENEFICIARY. The word "Beneficiary" shall mean any Surviving Spouse or other person who receives or is eligible to receive payment of any benefit under the terms of this Plan on the death of a Participant or former Participant.

         2.10. BENEFIT COMMENCEMENT DATE. The words "Benefit Commencement Date" shall mean:

               (a) the first day of the first period for which an amount is payable as an annuity; or

               (b) in the case of a benefit not payable in the form of an annuity, the first date as of which benefits are to be paid pursuant to the terms of this Plan.

         2.11. BENEFIT EQUALIZATION PLAN. The words "Benefit Equalization Plan" shall mean the Pioneer-Standard Electronics, Inc. Benefit Equalization Plan.

         2.12. BOARD. The word "Board" shall mean the Board of Directors of the Company.

         2.13. BREACH OF THE RESTRICTIVE COVENANTS. The words "Breach of the Restrictive Covenants" shall mean, during a Participant's employment with the Company or any Affiliated Company or thereafter, during the term of any written agreement between the Company or Affiliated Company and the Participant dealing with noncompetition, nonsolicitation, noninterference, confidentiality or similar matters, the breach of such agreement


                                      2-3
by the Participant as reasonably determined by the Compensation Committee in good faith, but only if such breach is not remedied within thirty (30) days following actual written notification of such breach by the Compensation Committee to the Participant.

         2.14. CAUSE. The word "Cause" shall mean for purposes of this Plan:

               (a) a Participant's Termination of Employment shall have been the result of his conviction of any of the following: (i) embezzlement; (ii) misappropriation of money or other property of the Company or any Affiliated Company; or (iii) any felony;

               (b)   a Breach of the Restrictive Covenants; or

               (c) a Participant's failure, during his employment with the Company or any Affiliated Company, to devote his full time and undivided attention during normal business hours to the business and affairs of the Company or any Affiliated Company, except for reasonable vacations and for illness or incapacity; provided, however, that the Participant may, with the consent of the Company, serve as a director or member of an advisory committee of any organization involving no conflict of interest with the interests of the Company, engage in charitable and community activities, and manage his personal affairs, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities of employment.

         2.15. CHANGE OF CONTROL. The words "Change of Control" shall mean the occurrence of any of the following events:

               (a) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized with or into another corporation or entity, with the result that upon conclusion of the transaction less than fifty-one percent (51%) of the outstanding securities entitled to vote generally in the election of Directors ("Voting Stock") or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the holders of Voting Stock of the Company generally prior to the transaction;

               (b) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 ("Exchange Act") disclosing that any person (as the term "person" is used in Section


                                      2-4

                     13(d)(3) or Section 14(d)(2) of the Exchange Act), excluding The Pioneer Stock Benefit Trust, any employee benefit plan of any Participating Company or Affiliated Company, any trust established under any employee benefit plan of any Participating Company or any Affiliated Company, or any trustee of any trust established under any employee benefit plan of any Participating Company or any Affiliated Company, has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
                     Act) of securities representing twenty percent (20%) or more of the combined voting power of the then-outstanding Voting Stock of the Company;

               (c) the Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

               (d)   the individuals who, at the beginning of any period of two
                     (2) consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's shareholders of each new Director of the Company was approved by a vote of at least two-thirds (2/3) of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period.

         2.16. CODE. The word "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations or other pronouncements promulgated thereunder. Whenever a reference is made herein to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or a similar purpose.

         2.17. COMPANY. The word "Company" shall mean Pioneer-Standard Electronics, Inc. and any successor corporation or business organization which shall assume the duties and obligations of Pioneer-Standard Electronics, Inc. under this Plan.

         2.18. COMPENSATION COMMITTEE. The words "Compensation Committee" shall mean the Compensation Committee of the Board or any successor thereto.


                                      2-5

         2.19. CONTINUOUS SERVICE. The words "Continuous Service" shall mean for any Participant any period during which he is or was employed by any Participating Company or Affiliated Company, including any periods of Disability. Each such period shall be measured from the Participant's date of hire (which date shall be considered to be the first day during which the Participant performs any service for any Participating Company or Affiliated Company for which the Participant is directly or indirectly compensated) until the date of Termination of Employment which follows such date of hire.

         In addition, if any Participant has a Termination of Employment and is rehired within twelve (12) months of:

               (a)   the date of his Termination of Employment; or

               (b) if earlier, the first day of any period of leave of absence, layoff or Military Service after the end of which the Employee did not return to work for a Participating Company or an Affiliated Company prior to his Termination of Employment;

such Participant's Continuous Service shall include the period of severance measured from his Termination of Employment until his subsequent date of rehire. Two or more such periods that contain fractions of a year (computed in months and days) shall be aggregated on the basis of twelve (12) months constituting a year and thirty (30) days constituting a month.

         If a Participant shall be entitled to Continuous Service for a period of Disability, such entitlement shall cease on the first to occur of:

               (i)   cessation of the Participant's Disability;

               (ii) cessation of the Participant's entitlement to benefits under the Participating Company's long term disability plan; or

               (iii) the Participant's commencement of benefits under this Plan.

         In the event that a business organization shall be or shall have been acquired by or merged into a Participating Company, the date of hire of each Participant who is or was an


                                      2-6
employee of such business organization on the date of acquisition shall be deemed to have been the most recent date he was hired by such business organization unless another date is designated by the Compensation Committee.

         Finally, throughout the two (2) year period commencing on a Change of Control, a Participant's Continuous Service shall be deemed to be what his actual Continuous Service is projected to be at the end of such period calculated on the assumption that there will be no break in such service during such period.

         2.20. COVERED COMPENSATION. The words "Covered Compensation" shall mean, with respect to any Participant, the sum of (a) plus (b) below where:

               (a)   equals his salary from any Participating Company; and

               (b) equals amounts payable to him under any Annual Incentive Compensation Plan;

and where (a) and (b) are payable to such Participant for services rendered to a Participating Company while a Participant or prior thereto; provided, however, that to the extent the Compensation Committee considers it appropriate, compensation or remuneration payable to a Participant for services rendered to an Affiliated Company shall be taken into account in determining his Covered Compensation. A Participant's Covered Compensation will not be reduced by any of the following:

               (i) amounts which are excluded from taxable income under Code Sections 125, 132(f)(4), 402(e)(3) and 402(h); and

               (ii) amounts which are excluded from taxable income because they are deferred by the Participant under the Benefit Equalization Plan or another similar plan.

Covered Compensation shall, however, not include fringe or special benefits or perquisites, or matching or employer contributions under any benefit plan of any Participating Company or Affiliated Company.


                                      2-7

                  Finally, a Participant's Covered Compensation with respect to a Fiscal Year shall be that Covered Compensation which is earned for such Fiscal Year, without regard to when such Covered Compensation is actually paid to the Participant.

         2.21. DIRECTOR. The word "Director" shall mean a member of the Board.

         2.22. DISABILITY. The word "Disability" shall mean, with respect to any Participant, a medically determinable physical or mental impairment which qualifies the Participant to receive benefits under the Participating Company's long term disability plan, or which would qualify the Participant to receive benefits under the Participating Company's long term disability plan had he been covered by said plan; except that no Participant shall be deemed to have a Disability if such disability:

               (a) was contracted, suffered or incurred while the Participant was engaged in, or resulted from his having engaged in a criminal act or enterprise;

               (b) resulted from the Participant's addiction, habituation or use of alcohol, narcotics or hallucinogens; provided, however, that where such Participant is determined to be a qualified individual with a disability within the meaning of the Americans With Disabilities Act (42 United States Code Section 12101 et seq.) with respect to such disability, the exclusion contained in this Subsection (b) shall be limited to such Participant's engaging in the illegal use of drugs or alcohol within the meaning of 42 United States Code Section 12114; or

               (c)   resulted from any intentionally self-inflicted injury.

A determination of Disability shall be made by the Administrator with the advice of competent medical authority.

         2.23. EARLY RETIREMENT DATE. The words "Early Retirement Date" shall mean the date on which a Participant attains the later of Age fifty-five (55) or seven (7) years of Continuous Service, provided that such date shall not be later than the Participant's Normal Retirement Date. Therefore, if the date on which a Participant attains the later of Age fifty-five

                                      2-8

(55) or seven (7) years of Continuous Service would be later than his Normal Retirement Date, his Early Retirement Date and his Normal Retirement Date shall be the same day.

         2.24. EFFECTIVE DATE. The words "Effective Date" shall mean the date this Plan became effective, which date is April 27, 1999.

         2.25. EMPLOYEE. The word "Employee" shall mean any common-law employee of any Participating Company or Affiliated Company, whether or not an officer or Director, but excluding any person serving only in the capacity of a Director.

         2.26. ERISA. The acronym "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any regulations or other pronouncements promulgated thereunder. Whenever a reference is made herein to a specific ERISA Section, such reference shall be deemed to include any successor ERISA Section having the same or a similar purpose.

         2.27. FINAL AVERAGE ANNUAL EARNINGS. The words "Final Average Annual Earnings" shall mean the quotient of (a) divided by (b), where:

               (a) equals the total amount of a Participant's Covered Compensation for each of the three (3) Fiscal Years for which the Participant's Covered Compensation was highest out of the five (5) consecutive Fiscal Years ending with the Fiscal Year in which the earlier of his date of Termination of Employment or the date he ceased to be a Senior Executive occurs; and

               (b)   equals three (3);

provided, however, that if a Participant has less than three (3) full Fiscal Years of such employment, his Final Average Annual Earnings shall mean the total amount of his Covered Compensation for each full calendar month of such employment, divided by the number of full calendar months of such employment and multiplied by twelve (12). The Final Average



                                      2-9

Earnings of a Participant who becomes disabled shall be calculated as of the date of the determination of his Disability.

         2.28. FISCAL YEAR. The words "Fiscal Year" shall mean the twelve (12) month period ending on March 31 in each calendar year.

         2.29. MILITARY SERVICE. The words "Military Service" shall mean duty in the Armed Forces of the United States, whether voluntary or involuntary, provided that the Employee serves not more than one voluntary enlistment or tour of duty and further provided that such voluntary enlistment or tour of duty does not follow involuntary duty. To the extent required by law, this Plan shall be administered in compliance with the Uniformed Services Employment and Reemployment Rights Act of 1994.

         2.30. NORMAL RETIREMENT DATE. The words "Normal Retirement Date" shall mean the date on which a Participant attains Age sixty-five (65).

         2.31. PARTICIPANT. The word "Participant" shall mean any eligible Senior Executive who has performed all the acts required by this Plan to become a Participant, who has become a Participant in accordance with Article 3 hereof, and who remains a Participant hereunder. A Participant shall cease to be a Participant and shall become a former Participant, upon the earliest of his Termination of Employment, the date he ceases to be designated by the Compensation Committee as eligible to participate, the date he ceases to be employed by a Participating Company or the date he ceases to accrue benefits under this Plan. However, the word "Participant" may also include, where the context indicates, any former Participant in this Plan.

         2.32. PARTICIPATING COMPANY. The words "Participating Company" shall mean the Company and any Affiliated Company which is or shall become a Participating Company in


                                      2-10
the Plan pursuant to Article 14 hereof but only for periods while it is a Participating Company herein.

         2.33. PLAN. The word "Plan" shall mean the Pioneer-Standard Electronics, Inc. Supplemental Executive Retirement Plan as set forth herein, effective as of the Restatement Date, and as it may be later amended.

         2.34. PLAN YEAR. The words "Plan Year" shall mean the twelve (12) month period ending on December 31 in each calendar year; provided, however, that the first Plan Year was April 27, 1999 through December 31, 1999.

         2.35. RETIREMENT. The word "Retirement" shall mean a Termination of Employment of a Participant, whether voluntary or involuntary, on or after his Early Retirement Date or his Normal Retirement Date, for a reason other than:

               (a)   his death; or

               (b)   for Cause.

         2.36. RETIREMENT PLAN. The words "Retirement Plan" shall mean The Retirement Plan of Pioneer-Standard Electronics, Inc., the Retirement Plan of Pioneer-Standard Electronics, Inc., II or any replacement plan or successor plan thereto.

         2.37. SENIOR EXECUTIVE. The words "Senior Executive" shall mean any executive Employee who is a member of a select group of management or highly compensated employees of any Participating Company within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA. A Participant who incurs a Disability at a time when he is a Senior Executive shall be deemed to continue to be a Senior Executive during the period of his Disability but only for such time as he is credited with Continuous Service. A Participant shall automatically cease to be a Senior Executive on his date of Termination of Employment.


                                      2-11

         2.38. SUPPLEMENT. The word "Supplement" shall mean a portion of this Plan, designated as such, which is adopted pursuant to Article 14 hereof and which contains provisions applicable only to a specified group of Senior Executives, former Senior Executives or others.

         2.39. SURVIVING SPOUSE. The words "Surviving Spouse" shall mean the individual to whom a Participant or former Participant is married on the date of the Participant's or former Participant's death provided such death is prior to the Participant's or former Participant's Benefit Commencement Date.

         2.40. TERMINATION DATE. The words "Termination Date" shall mean the date as of which any Participating Company ceases to participate in the Plan.

         2.41. TERMINATION OF EMPLOYMENT. The words "Termination of Employment" shall mean for any Employee the occurrence of any one of the following events:

               (a) he is discharged by a Participating Company or any Affiliated Company unless he is subsequently reemployed and given pay back to his date of discharge;

               (b) he voluntarily terminates employment with a Participating Company or any Affiliated Company;

               (c) he retires from employment with a Participating Company or any Affiliated Company;

               (d) he fails to return to work at the end of any leave of absence authorized by a Participating Company or any Affiliated Company, or within ninety (90) days following such Employee's release from Military Service or within any other period following Military Service in which his right to reemployment with a Participating Company or any Affiliated Company is guaranteed by law; or

               (e) he fails to return to work after the cessation of disability income payments under any sick leave, short term or long term disability program of a Participating Company or any Affiliated Company.

         2.42. TRUST. The word "Trust" shall mean any trust that may be established pursuant to Article 10 hereof.


                                      2-12

         2.43. VESTED PERCENTAGE. The words "Vested Percentage" shall mean for any Participant a percentage determined on the basis of his number of years of Continuous Service in accordance with the following table:

                  Years of Continuous Service                 Vested Percentage
                  ---------------------------                 -----------------

                  Less than 1 year                                   0%
                  1 but less than 2 years                           20%
                  2 but less than 3 years                           40%
                  3 but less than 4 years                           60%
                  4 but less than 5 years                           80%
                  5 or more years                                  100%

Notwithstanding the foregoing, the Vested Percentage of a Participant shall become one hundred percent (100%) upon the first to occur of the following events:

               (a) the Participant's attainment of his Early Retirement Date, or Normal Retirement Date, while he is an Employee;

               (b)   the Participant's death while he is an Employee;

               (c) the Participant's Termination of Employment due to his Disability;

               (d)   the effective date of the termination of the Plan; or

               (e)   the date of a Change of Control.

However, notwithstanding any contrary provision of this Plan, regardless of a Participant's Vested Percentage, his benefits hereunder shall at all times until paid be forfeitable for Cause or Breach of the Restrictive Covenants.



                                      2-13

                                   ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         3.1. ELIGIBILITY. The Compensation Committee may, from time to time, in its discretion, designate one or more Senior Executives as eligible to participate in this Plan; provided, however, that neither James L. Bayman nor John V. Goodger shall be eligible to participate in this Plan.

         3.2. PARTICIPATION. Each Senior Executive who has satisfied the eligibility requirements, set forth in Section 3.1 hereof, shall become a Participant on or as of the date of his designation as a Senior Executive eligible to participate in the Plan, or as soon thereafter as he reasonably can be enrolled in the Plan, provided that he complies with appropriate administrative requirements for enrollment of Participants, and shall remain a Participant until the earlier of (a) the date of his Termination of Employment or (b) the cessation of his Participant status pursuant to Section 3.3 hereof.

         3.3. CESSATION OF PARTICIPATION INITIATED BY THE COMPENSATION COMMITTEE. In the event that the Compensation Committee determines, in its sole discretion, that a Participant is not, or may not be, a member of a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA, then the
Compensation Committee may, in its sole discretion, terminate such Participant's participation in this Plan. In the event of such termination of participation:

              (a)   such Participant shall cease to accrue benefits hereunder;
                    and

              (b) the Compensation Committee shall direct that such actions shall be taken which, in its sole discretion, most closely adhere to the terms of this Plan while not putting at risk its status as a plan maintained for a "select group of management or highly compensated employees" as referred to above.




                                      3-1

                                   ARTICLE 4

                        ACCRUED ANNUAL RETIREMENT BENEFIT
                        ---------------------------------

         4.1. AMOUNT OF ACCRUED ANNUAL RETIREMENT BENEFIT. A Participant's Accrued Annual Retirement Benefit shall equal the remainder of (a) minus (b), where:

              (a)   equals the product of (i) multiplied by (ii), below, where:

                    (i)   equals 3.3334% of his Final Average Annual Earnings;
                          and

                    (ii)  equals his full years of Continuous Service,

                    provided that such product does not exceed 50% of his Final Average Annual Earnings; and

              (b)   equals the sum of the Actuarial Equivalent of (i), (ii),
                    (iii), and (iv), below, where:

                    (i) equals the amounts contributed with respect to the Participant by a Participating Company or an Affiliated Company under the Retirement Plan, or any other tax qualified retirement plan maintained by any Participating Company or Affiliated Company, as profit sharing contributions, matching contributions, or similar employer contributions;

                    (ii) equals the amounts deemed contributed with respect to the Participant by a Participating Company or an Affiliated Company under the Benefit Equalization Plan, or any other nonqualified deferred compensation plan maintained by any Participating Company or Affiliated Company, as deemed profit sharing contributions, matching contributions, or similar employer contributions;

                    (iii) equals the employer funded or financed accrued benefit of the Participant under any tax qualified or nonqualified defined benefit plan maintained by any Participating Company or Affiliated Company; and

                    (iv) equals fifty percent (50%) of the Participant's Social Security retirement benefit payable at the earliest age at which an unreduced retirement benefit is payable to the Participant.



                                      4-1

                                   ARTICLE 5

                 ELIGIBILITY FOR RETIREMENT AND RELATED BENEFITS
                 -----------------------------------------------

         5.1. NORMAL OR LATE RETIREMENT. A Participant who continues in the employ of a Participating Company or an Affiliated Company until his Normal Retirement Date shall be eligible to retire on or after such date and to receive a retirement benefit hereunder, in such form as is provided in Article 6 hereof, and in the amount provided in Article 7 hereof. The Benefit Commencement Date for a Participant who retires from the employ of a Participating Company or an Affiliated Company on or after his Normal Retirement Date shall be the date which is thirty (30) days following his date of Retirement.

         5.2. EARLY RETIREMENT. A Participant who continues in the employ of a Participating Company or an Affiliated Company until his Early Retirement Date shall be eligible to retire on or after such date and to receive a retirement benefit hereunder, in such form as is provided in Article 6 hereof, and in the amount provided in Article 7 hereof. The Benefit Commencement Date for a Participant who retires on or after his Early Retirement Date and prior to his Normal Retirement Date shall, in the absence of an election of an earlier date pursuant to Section 5.7 hereof, be his Normal Retirement Date.

         5.3. VESTED DEFERRED RETIREMENT. A Participant who continues in the employ of a Participating Company or an Affiliated Company until he has completed at least one (1) year of Continuous Service, or whose Vested Percentage is otherwise greater than zero (0), but whose Termination of Employment occurs prior to his Early Retirement Date shall be eligible to receive a vested deferred retirement benefit hereunder, in such form as is provided in Article 6 hereof, and in the amount provided in Article 7 hereof. The Benefit Commencement Date for a former Participant eligible to receive a vested deferred retirement benefit shall be his Normal Retirement



                                      5-1

Date, or if he has completed seven (7) or more years of Continuous Service, such earlier date, if any, as he may elect pursuant to Section 5.7 hereof.

         5.4. WITHDRAWAL RIGHT WHILE STILL EMPLOYED FOLLOWING CHANGE OF CONTROL. During the two (2) year period commencing on a Change of Control, a Participant may elect, in lieu of all other benefits hereunder, and while continuing to be an Employee, to withdraw an amount determined as provided in Article 7 hereof. The Benefit Commencement Date for a Participant who elects a withdrawal pursuant to this Section 5.4 shall be the date which is thirty (30) days following the date of his election. The amount payable pursuant to this Section 5.4 shall be payable in the Single Sum Form described in Section 6.3 hereof, and in the amount provided in Section 7.4 hereof which provides for a penalty of ten percent (10%) in addition to appropriate actuarial reductions. Upon such withdrawal, the Participant's Accrued Annual Retirement Benefit shall be canceled and the Participant (as a further penalty) shall no longer be eligible to participate in the Plan.

         5.5. APPLICATION. Each Participant who is eligible for a retirement benefit or a withdrawal pursuant to this Article shall apply therefor, in writing, on such form or forms as the Administrator shall prescribe in accordance with the provisions of Article 6 hereof.

         5.6. FORFEITURE DUE TO CAUSE OR BREACH OF THE RESTRICTIVE COVENANTS. Notwithstanding the foregoing provisions of this Article 5 to the contrary, upon the Termination of Employment of a Participant for Cause, such Participant shall forfeit his Accrued Annual Retirement Benefit and he shall thenceforth be ineligible to participate in this Plan, and in no event shall he be entitled to the receipt of any other benefit hereunder. Furthermore, upon any finding that a Participant or former Participant has committed an act of Cause or a Breach of the Restrictive Covenants, such Participant shall forfeit his Accrued Annual Retirement Benefit and


                                      5-2
any future payments under the Plan shall be canceled. Amounts previously paid shall not be recoverable. In the event of a disagreement between the Participant and the Compensation Committee as to whether a Participant's Termination of Employment was for Cause, or whether there has been a Breach of the Restrictive Covenants, then, notwithstanding any contrary provision of this Plan, payment of benefits hereunder shall be delayed pending resolution of such disagreement pursuant to the Plan's claims procedure.

         5.7. ELECTION OF EARLIER BENEFIT COMMENCEMENT DATE. Any Participant who has at least seven (7) years of Continuous Service and who either:

              (a) retires from the employ of a Participating Company or an Affiliated Company on or after his Early Retirement Date and prior to his Normal Retirement Date; or

              (b) has a Termination of Employment prior to his Early Retirement Date;

may elect in writing a Benefit Commencement Date earlier than the normal applicable Benefit Commencement Date, provided that such earlier Benefit Commencement Date shall not be a date prior to the later of his date of Retirement or his Early Retirement Date. Any election of an earlier Benefit Commencement Date shall be made by the Participant at least thirteen (13) months prior to such earlier Benefit Commencement Date. Such election shall be on a form prescribed for the purpose by the Administrator and signed by the Participant. Such election shall be deemed to be made when it shall have been received by the Administrator or its representative. A Participant who is electing an earlier Benefit Commencement Date may at any time at least thirteen
(13) months prior to such earlier Benefit Commencement Date:

              (i) revoke an election previously made under this Section by written notice duly filed with the Administrator or its designated representative, in which event the Benefit Commencement Date shall be deemed to be the normal Benefit Commencement Date provided in Sections 5.2 or 5.3 hereof, as applicable; or


                                      5-3

              (ii) change his election by written notice and designation duly made and filed with the Administrator or its designated representative pursuant to this Section, provided that such notice is received by the Administrator or its designated representative at least thirteen (13) months prior to the Benefit Commencement Date specified in such notice and designation.



                                      5-4

                                   ARTICLE 6

                          FORMS OF RETIREMENT BENEFITS
                          ----------------------------

         6.1. NORMAL FORMS. The normal form of retirement benefits payable to a Participant who is eligible therefor pursuant to Article 5 hereof shall be:

              (a) the Life Annuity Form (Form 1) described in Section 6.3 hereof if the Participant is not married on his Benefit Commencement Date; or

              (b) the Spouse's Annuity Form (Form 2) described in Section 6.3 hereof if the Participant is married on his Benefit Commencement Date.

A Participant shall, prior to his Benefit Commencement Date, submit to the Administrator satisfactory evidence of his Age and, if he is married, satisfactory evidence of his marriage and the Age of his spouse.

         6.2. ELECTION OF OTHER FORMS. Subject to certain restrictions described herein, in lieu of receiving his retirement benefits in accordance with the normal form set forth in Section 6.1 hereof, a Participant or former Participant who is eligible to receive retirement benefits pursuant to Article 5 hereof may elect, in writing, to receive his retirement benefits on the basis of any other form of retirement benefits described in Section 6.3 hereof. Any election of another form of retirement benefits shall be made by a Participant at least thirteen (13) months prior to his Benefit Commencement Date. Any such election may be revoked and made again any number of times as long as such revocation and new election is made at least thirteen (13) months prior to his Benefit Commencement Date.

         Such election shall be on a form prescribed for the purpose by the Administrator and shall be signed by the Participant. Such election shall be deemed to be made when it shall have been received by the Administrator or its designated representative. Satisfactory proof of



                                      6-1
the Age of the Participant's spouse will be required prior to the payment of retirement benefits under Form 2, if applicable, or Form 3.

         6.3. FORMS. The forms of retirement benefits payable under this Plan are as follows:

         FORM 1. LIFE ANNUITY FORM. A Participant who receives payment of his retirement benefits under the Life Annuity Form shall receive an annuity commencing on his Benefit Commencement Date and providing annual retirement benefit payments during his life. No retirement benefits shall be payable after the death of the Participant.

         FORM 2. SPOUSE'S ANNUITY FORM. A Participant who receives payment of his retirement benefits under the Spouse's Annuity Form shall receive an annuity commencing on his Benefit Commencement Date and providing annual retirement benefit payments during his life, with the provision that after his death fifty percent (50%) of his annual benefit shall continue during the life of and shall be paid to the person who was his spouse on his Benefit Commencement Date.

         FORM 3. JOINT AND SURVIVOR FORM. A Participant who receives payment of his retirement benefits under the Joint and Survivor Form shall receive an annuity commencing on his Benefit Commencement Date and providing annual retirement benefit payments during his life, with the provision that after his death one hundred percent (100%) of his annual retirement benefit shall continue during the life of and shall be paid to the person who was his spouse on his Benefit Commencement Date.

         FORM 4. SINGLE SUM FORM. A Participant who receives payment of his retirement benefits under the Single Sum Form shall receive a single sum payment on his Benefit


                                      6-2

Commencement Date in lieu of payments under Forms 1, 2, or 3. Notwithstanding the foregoing, the Single Sum Form is available only:

              (a) to a Participant during the two (2) year period following a Change of Control, whether due to a withdrawal pursuant to
                    Section 5.4 or otherwise;

              (b)   to a Participant in payment of a distribution pursuant to
                    Section 13.2 hereof upon termination of the Plan;

              (c) to a Surviving Spouse or other Beneficiary as a death benefit pursuant to Section 8.2 hereof; or

              (d)   to a Participant:

                    (i) if the benefit is being paid due to his Retirement on or after his attainment of his Early Retirement Date; and

                    (ii) provided such payment is not made earlier than six (6) months after his Termination of Employment.

The Single Sum Form shall not be payable to any Participant whose benefit is payable due to his Vested Deferred Retirement pursuant to Section 5.3 hereof, regardless of when payable.

         6.4. TERMS AND CONDITIONS OF FORMS. The forms of retirement benefits described in Section 6.3 hereof shall be subject to the following conditions:

              (a) Except for payment of the Single Sum Form, retirement benefits (after the first payment which is payable as of the Benefit Commencement Date) shall be paid annually as of the first day of the Plan Year.

              (b) Retirement benefits which are payable during the life of a Participant or spouse of a Participant shall commence as of the date specified in this Plan, if such person is then living, and shall end with the payment made as of the first day of the Plan Year during which such person shall die.

              (c) Regardless of the form of retirement benefits under which a Participant was going to receive payment, if a Participant shall die prior to his Benefit Commencement Date, no retirement benefits shall be payable to the spouse of the Participant under this Article 6. Instead, benefits, if any, shall be payable under Article 8.


                                      6-3

              (d) If any Participant shall die after the commencement of retirement benefit payments pursuant to a form described in
                    Section 6.3 hereof, his spouse shall receive such payment or series of payments, if any, provided for under the form of retirement benefits, commencing as of the first day of the Plan Year next following the Plan Year during which the Participant shall have died.

              (e) If any Participant was to have received retirement benefits under Form 2 or Form 3 and his spouse shall die prior to his Benefit Commencement Date, then the Participant shall receive his retirement benefits under Form 1 unless, prior to his Benefit Commencement Date, he remarries.

              (f) If any Participant is receiving retirement benefits under Form 2 or Form 3 and his spouse shall die after his Benefit Commencement Date, but prior to the death of the Participant, such Participant shall continue to receive the annual retirement benefits payable under such form and no retirement benefits shall be paid after the death of the Participant even though he shall remarry prior to his death.

         6.5. REVOCATION OR MODIFICATION OF ELECTED FORMS. Any Participant may at any time at least thirteen (13) months before his Benefit Commencement Date:

              (a) revoke an election previously made under Section 6.2 hereof by written notice duly filed with the Administrator or its designated representative in which event the Participant shall be treated the same as though his optional election had not been filed; or

              (b) change his election from one to another of the forms described in Section 6.3 hereof by written notice and designation duly made and filed with the Administrator or its designated representative pursuant to Section 6.2 hereof.

         6.6. CONSENT NOT REQUIRED. No consent shall be required of a person in order to elect another form of retirement benefits or to revoke such an election.

         6.7. CORRECTION OF AMOUNTS PAYABLE. Anything contained in this Article 6 to the contrary notwithstanding, if, after the Retirement or other Termination of Employment of a Participant, the amount of retirement benefit which would have been payable to him under this Plan is subject to any deduction, change, offset or correction, then the amount payable to such


                                      6-4

Participant and his spouse shall be adjusted to reflect any such deduction, change, offset or correction.

         6.8. TIMING OF PAYMENTS. Payments under this Plan generally shall be made as of the times specified elsewhere in this Plan. Notwithstanding the foregoing provision of this Section and such other provisions to the contrary, the requirement that a distribution commence on or before a particular date shall not apply if the amount of payment required to be made on such date cannot be ascertained by such date or the Administrator is unable to locate the Participant after making reasonable efforts to do so, provided that, within sixty (60) days after such amount can be ascertained or the Participant is located, a payment is made retroactive to such date. This Section is not intended to permit a Participant, former Participant or Beneficiary to elect to defer payment beyond the dates otherwise provided therefor in this Plan.



                                      6-5

                                   ARTICLE 7

                          AMOUNT OF RETIREMENT BENEFITS
                          -----------------------------

         7.1. ANNUAL AMOUNT PAYABLE UNDER FORM 1 AS A NORMAL OR LATE RETIREMENT BENEFIT. The annual retirement benefit payable to a Participant who is eligible for a normal or late retirement benefit pursuant to Section 5.1 hereof and whose retirement benefit commences on or after his Normal Retirement Date and is payable under Form 1 described in Section 6.3 hereof shall be equal to his Accrued Annual Retirement Benefit. There shall be no actuarial increase of such benefit merely because such benefit shall commence after the Participant's Normal Retirement Date.

         7.2. ANNUAL AMOUNT PAYABLE UNDER FORM 1 AS AN EARLY RETIREMENT OR VESTED DEFERRED RETIREMENT BENEFIT. The annual retirement benefit payable to a Participant who is eligible for an early retirement or deferred vested retirement benefit pursuant to Section 5.2 or 5.3 hereof and whose retirement benefit is payable under Form 1 described in Section 6.3 hereof shall be equal to (a) reduced by (b) where:

              (a) is equal to such Participant's Accrued Annual Retirement Benefit, multiplied by his Vested Percentage; and

              (b) is equal to the applicable one from among (i), (ii) or (iii) below, where:

                    (i) equals zero (0), i.e. there is no reduction, if his Termination of Employment occurs on or after the later of his Early Retirement Date or his attainment of Age sixty (60);

                    (ii) equals one-half of one percent (0.5%) of the amount determined under Subsection (a) above for each month prior to his attainment of Age sixty (60) that his retirement benefits commence if his Termination of Employment occurs prior to his attainment of Age sixty
                          (60) but he has attained his Early Retirement Date at the time of such Termination of Employment and such Termination of



                                      7-1

                          Employment does not occur within the two (2) year period commencing on a Change of Control; or

                    (iii) equals one-half of one percent (0.5%) of the amount
                          determined under Subsection (a) above for each month prior to his Normal Retirement Date that his retirement benefits commence if his Termination of Employment occurs prior to his attainment of his Early Retirement Date, and such Termination of Employment does not occur within the two (2) year period commencing on a Change of Control.

         7.3. AMOUNT PAYABLE UNDER OTHER FORMS. The retirement benefit payable to a Participant, who is eligible therefor pursuant to Article 5 hereof (other than Section 5.4 hereof) and whose retirement benefit is payable under a form of retirement benefits described in Article 6 hereof other than Form 1, shall be an adjusted amount so that his retirement benefit is the Actuarial Equivalent of the retirement benefit which he would have received under Section 7.1 or 7.2 hereof, whichever is applicable, if his retirement benefit were payable under Form 1.

         7.4. AMOUNT PAYABLE IN CONNECTION WITH A CHANGE OF CONTROL. Notwithstanding the foregoing provisions of this Article 7 concerning the calculation of the amount of benefits payable under this Plan, the following special rules shall apply in the event of a Change of Control:

              (a) ADDITIONAL AGE AND CONTINUOUS SERVICE. As provided in the definition of the words "Age" and "Continuous Service", if a Participant has a Termination of Employment or requests a withdrawal pursuant to Section 5.4 hereof at any time during the two (2) year period commencing on a Change of Control, the Age of a Participant or Beneficiary and the Continuous Service of a Participant shall be determined, for all Plan purposes, as of the last day of such two (2) year period.

              (b) CALCULATION OF FORM 1 RETIREMENT BENEFIT. The annual retirement benefit payable to a Participant who becomes eligible for an early retirement or deferred vested retirement benefit pursuant to Section 5.2 or 5.3 hereof due to his Termination of Employment during the two (2) year period following a Change of Control and whose



                                      7-2
                    retirement benefit is payable under Form 1 described in
                    Section 6.3 hereof shall be equal to (i) reduced by (ii) where:

                    (i) is equal to such Participant's Accrued Annual Retirement Benefit (multiplied by his Vested Percentage which is in all events one hundred percent (100%) due to the Change of Control); and

                    (ii) is equal to the applicable one from among (A) or (B) below where:

                          (A) equals zero (0), i.e. there is no reduction, if his benefit commences on or after his attainment of Age sixty (60); and

                          (B) equals the appropriate actuarial reduction such that the benefit is the Actuarial Equivalent of the retirement benefit which would have commenced at age sixty (60) (as provided in (A) above) if his benefit commences prior to his attainment of Age sixty (60).

              (c) CALCULATION OF OTHER FORMS OF RETIREMENT BENEFIT. The retirement benefit payable to a Participant, who is eligible for an early or deferred vested retirement benefit pursuant to Section 5.2 or 5.3 hereof due to his Termination of Employment during the two (2) year period following a Change of Control and whose retirement benefit is payable under a form of retirement benefit described in Article 6 hereof other than Form 1, shall be an adjusted amount so that his retirement benefit is the Actuarial Equivalent of the retirement benefit which he would have received under
                    Section 7.4 (b) hereof if his retirement benefit were payable under Form 1.

              (d) CALCULATION OF WITHDRAWAL UNDER SECTION 5.4. The retirement benefit payable to a Participant, who is eligible for and elects during the two (2) year period following a Change of Control to make a Single Sum Form withdrawal described in
                    Section 5.4 hereof, shall be equal to (i) reduced by (ii) where:

                    (i) equals the Single Sum Form amount which would have been determined under Section 7.4(c) above if the Participant had a Termination of Employment on the date of his withdrawal election and were paid his retirement benefit in the Single Sum form at the time his withdrawal payment is made;



                                      7-3

                    (ii) equals ten percent (10%) of the amount determined under 7.4(d)(i) above.

         7.5. REHIRED PARTICIPANTS. If a former Participant who has received or is entitled to a retirement benefit pursuant to this Plan shall become reemployed by a Participating Company or an Affiliated Company, such Participant shall immediately become a Participant again on the date he is reemployed and shall have reinstated for purposes of this Plan, in lieu of the previously determined retirement benefits, the Continuous Service and Accrued Annual Retirement Benefit which he had at the time he retired or terminated his employment. If any such Participant shall have already received or been receiving retirement benefits hereunder, such retirement benefits shall cease and the retirement benefits to which he shall be entitled on his subsequent Termination of Employment, whether before or after his Normal Retirement Date, shall be actuarially reduced for the amount of benefits he shall have received prior to his reemployment.

         7.6. NONDUPLICATION OF BENEFITS FOLLOWING A CHANGE OF CONTROL. In the event of a Change of Control, the Plan provides for certain deemed increases to the Age and Continuous Service of a Participant for purposes of this Plan. The employment agreement or other agreement of the Participant also may provide for guaranteed continuing participation in this Plan for a period of time following a Change of Control or a related event such as a termination of employment occurring in a window period following a Change of Control. Unless otherwise specifically provided in such employment agreement or other agreement, it is not intended that the Participant receive both the deemed increase in Age and Continuous Service under this Plan and the guaranteed participation under this Plan to the extent receiving both essentially would be a duplication of benefit accrual for the same period and/or deemed period of time. The intention is that, in such case, for any period for which the Participant



                                      7-4
receives credit for deemed increases in Age and Continuous Service with respect to any benefit hereunder, the Participant shall not also receive duplicative credit, for the same period, for increases in Age and Continuous Service with respect to his guaranteed continuing participation in the Plan.



                                      7-5

                                   ARTICLE 8

                                 DEATH BENEFITS
                                 --------------

         8.1. DEATH ON OR AFTER BENEFIT COMMENCEMENT DATE. In the event of the death of a Participant or former Participant on or after his Benefit Commencement Date, there shall be paid to his Beneficiary, if any, the death benefit, if any, provided under the form of retirement benefits under which such Participant was receiving retirement benefits.

         8.2. DEATH PRIOR TO BENEFIT COMMENCEMENT DATE. In the event of the death of a Participant while he is an Employee, or a former Participant who is no longer an Employee and whose Vested Percentage is greater than zero (0), and whose Benefit Commencement Date has not occurred, the Beneficiary designated by the Participant in a manner determined by the Administrator, if any, shall be entitled to receive a death benefit pursuant to this Section which shall be paid as soon as reasonably practicable, but not later than sixty (60) days following the death of the Participant. If the Participant has not designated a Beneficiary, such benefit shall be paid to the Surviving Spouse of the Participant, or in the absence of such a Surviving Spouse, to the estate of the Participant.

         The death benefit shall be payable in the Single Sum Form described in
Section 6.3 hereof in an amount which is the Actuarial Equivalent of the value of the benefit which the Participant would have received if he had a Termination of Employment on the earlier to occur of the actual date of his Termination of Employment or the day before his date of death and had elected to receive his retirement benefit commencing on the later to occur of:

              (a)   the day before his date of death; or

              (b) the earliest day on which he could have received a retirement benefit under this Plan if he had terminated his employment on the



                                      8-1
                    earlier to occur of the actual date of his Termination of Employment or the day before his date of death.




                                      8-2

                                   ARTICLE 9

                    RIGHTS OF PARTICIPANTS AND BENEFICIARIES
                    ----------------------------------------

         9.1. CREDITOR STATUS OF PARTICIPANT AND BENEFICIARY. This Plan constitutes the unfunded, unsecured promise of the Participating Companies to make benefit payments to each Participant and Beneficiary in the future and shall be a liability solely against the general assets of the Participating Companies. The Participating Companies shall not be required to segregate, set aside or escrow any amounts for the benefit of any Participant or Beneficiary. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Participating Companies and may look only to the Participating Companies and their general assets for payment of benefits under this Plan.

         9.2. RIGHTS WITH RESPECT TO A TRUST. Any Trust, and any assets held thereby to assist the Participating Companies in meeting their obligations under this Plan, shall in no way be deemed to contravene the provisions of Section 9.1 hereof.

         9.3. INVESTMENTS. In its sole discretion, the Company may acquire (or direct the Participating Companies to acquire) insurance policies, annuities or other financial vehicles for the purpose of providing future assets of the Participating Companies to meet their anticipated liabilities under this Plan. Such policies, annuities or other investments shall at all times be and remain unrestricted general property and assets of the Participating Companies or property of a Trust. Participants and Beneficiaries shall have no rights, other than as general creditors, with respect to such policies, annuities or other acquired assets.



                                      9-1

                                   ARTICLE 10

                                      TRUST
                                      -----

         10.1. ESTABLISHMENT OF TRUST. Notwithstanding any other provision or interpretation of this Plan, the Company may establish a Trust in which to hold cash, insurance policies or other assets to be used to make, or reimburse the Participating Companies for, payments to the Participants or Beneficiaries of all or part of the benefits under this Plan. Any Trust assets shall at all times remain subject to the claims of general creditors of the Participating Companies in the event of their insolvency as more fully described in the Trust.

         10.2. OBLIGATIONS OF THE COMPANY. Notwithstanding the fact that a Trust may be established under Section 10.1 hereof, the Company shall remain liable for paying the benefits under this Plan. However, any payment of benefits to a Participant or a Beneficiary made by such a Trust shall satisfy the Company's obligation to make such payment to such person.

         10.3. TRUST TERMS. A Trust established under Section 10.1 hereof may be revocable by the Company; provided, however, that such a Trust may become irrevocable in accordance with its terms in the event of a Change of Control. Such a Trust may contain such other terms and conditions as the Company may determine to be necessary or desirable. The Company may terminate or amend a Trust established under Section 10.1 hereof at any time, and in any manner it deems necessary or desirable, subject to the preceding sentence and the terms of any agreement under which any such Trust is established or maintained.




                                      10-1

                                   ARTICLE 11

                                CLAIMS PROCEDURE
                                ----------------

         11.1. CLAIM FOR BENEFITS. Any claim for benefits under this Plan shall be made in writing to the Administrator in such a manner as the Administrator shall reasonably prescribe. Such claim may be made by the Participant or Beneficiary claiming a benefit hereunder or by an authorized representative described in and subject to the rules contained in Section 11.2 hereof. The Administrator shall process each such claim and determine entitlement to benefits within thirty (30) days following its receipt of a completed application for benefits unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial thirty (30) day period. In no event shall such extension exceed a period of thirty (30) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date as of which the Administrator expects to render the final decision.

         If such a claim is wholly or partially denied by the Administrator, the Administrator shall notify the claimant of the denial of the claim in writing, delivered in person or mailed by first class mail to the claimant's last known address. Such notice of denial shall contain:

               (a)   the specific reason or reasons for denial of the claim;

               (b) a reference to the relevant Plan provisions upon which the denial is based;

               (c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and


                                      11-1

               (d) an explanation of this Plan's claim review procedure including applicable time limits and the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

If no such notice is provided, and if the claim has not been granted within the time specified above for approval of the claim, the claim shall be deemed denied and subject to review as described below. The interpretations, determinations and decisions of the Administrator shall be final and binding upon all persons with respect to any right, benefit and privilege hereunder, subject to the review procedures set forth in this Article 11.

         11.2. AUTHORIZED REPRESENTATIVE. The claimant may designate an authorized representative to act on his behalf in pursuing a benefit claim or appeal of an adverse benefit determination. The Administrator and Appeals Committee may demand reasonable evidence that the representative has been duly authorized by the claimant including evidence as to the scope of the representation and whether notices due the claimant under these claims procedures are to be given to the claimant, the representative or both. Depending on the extent of authorization given to the representative hereunder, references to the claimant in these claims procedures may be deemed to refer to or include the authorized representative.

         11.3. REQUEST FOR REVIEW OF A DENIAL OF A CLAIM FOR BENEFITS. Any claimant whose claim for benefits under this Plan has been denied or deemed denied, in whole or in part, by the Administrator may upon written notice delivered to the Appeals Committee request a review by the Appeals Committee of such denial of his claim for benefits. Such claimant shall have sixty (60) days from the date the claim is deemed denied, or sixty (60) days from receipt of the notice denying the claim, as the case may be, in which to request such a review. The claimant's notice must specify the relief requested and the reason such claimant believes the denial should be reversed.


                                      11-2

         11.4. APPEALS PROCEDURE. The Appeals Committee is hereby authorized to review the facts and relevant documents, including this Plan, to interpret this Plan and other relevant documents and to render a decision on the appeal of the claimant. Such review may be made by written briefs submitted by the claimant and the Administrator or at a hearing, or by both, as shall be deemed necessary by the Appeals Committee. If no hearing is to be held, the claimant and the Administrator shall have thirty (30) days following the filing of the request for review to submit written comments, documents, records and other information relating to the claim. During this period, the claimant shall be provided, on request and free of charge, reasonable access to, and copies of, all documentation, records, and other information relevant to the claimant's claim for benefits. Whether a document, record or other information is relevant to a claim for benefits shall be determined pursuant to appropriate regulations under
Section 503 of ERISA. The claimant and the Administrator may submit additional comments, etc., after the close of the thirty (30) day period only at the request or with the consent of the Appeals Committee. Alternatively, upon receipt of a request for review, the Appeals Committee may schedule a hearing to be held (subject to reasonable scheduling conflicts) not less than thirty (30) nor more than forty-five (45) days from the receipt of such request. The date and time of such hearing shall be designated by the Appeals Committee upon not less than fifteen (15) days' notice to the claimant and the Administrator unless both of them accept shorter notice. The notice shall specify that such claimant must indicate in writing, at least five (5) days in advance of the time established for such hearing, his intention to appear at the appointed time and place, or the hearing will automatically be canceled. The reply shall specify any other persons who will accompany him to the hearing, or appear in his place, or such other persons will not be admitted to the hearing. The Appeals Committee may limit attendance at the hearing. The Appeals


                                      11-3

Committee shall make every effort to schedule the hearing on a day and at a time which is convenient to both the claimant and the Administrator. The hearing will be scheduled at the Company's headquarters unless the Appeals Committee determines that another location would be more appropriate. The claimant shall be provided, on request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits in preparation for the hearing. Whether a document, record or other information is relevant to a claim for benefits shall be determined pursuant to appropriate regulations under Section 503 of ERISA. The claimant and the Administrator may subject written comments, documents, records and other information relating to the claim prior to or during the hearing. The claimant and the Administrator may submit additional comments, etc., after the hearing only at the request or with the consent of the Committee.

         11.5. DECISION UPON REVIEW OF DENIAL OF CLAIM FOR BENEFITS. After the review has been completed, the Appeals Committee shall render a decision in writing, a copy of which shall be sent to both the claimant and the Administrator. In making its decision the Appeals Committee shall have full power, authority, and discretion to determine any and all questions of fact, resolve all questions of interpretation of this instrument or related documents which may arise under any of the provisions of this Plan or such documents as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Plan which it is herein given or for which no contrary provision is made and to determine the right to benefits of, and the amount of benefits, if any, payable to, any person in accordance with the provisions of this Plan. Further, in making its decision, the Appeals Committee shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such


                                      11-4
information was submitted or considered in the initial benefit determination. Subject to extension by agreement of the claimant and the Administrator or where due to delay beyond the control of the Administrator or the Appeals Committee, the Appeals Committee shall render a decision on the claim review not more than sixty (60) days after the receipt of the claimant's request for review, unless a hearing is scheduled, in which case the sixty (60) day period shall be extended to thirty (30) days after the date scheduled for the hearing. Such decision shall be written in a manner calculated to be understood by the claimant, and shall:

               (a) set forth the specific reason or reasons for the adverse determination;

               (b) contain references to the specific Plan provisions on which the benefit determination was based; and

               (c) contain a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits. Whether a document, record or other information is relevant to a claim for benefits shall be determined pursuant to appropriate regulations under Section 503 of ERISA.

The decision on review shall be furnished to the claimant within the appropriate time described above. If the decision on review is not furnished within such time, the claim shall be deemed denied on review at the end of such period. There shall be no further appeal from a decision rendered by the Appeals Committee. The decision of the Appeals Committee shall be final and binding in all respects on the Administrator, the Participating Companies and the claimant. Except as otherwise provided by law, the review procedures of this Article 11 shall be the claimant's sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise. If the law provides that the claimant shall be permitted to bring a legal action alleging a claim for benefits hereunder, no such legal action may be commenced by any Participant or other person against the Company or any Participating Company, the Plan, the


                                      11-5

Administrator or any other person or any employee of any of the foregoing, or the Board, the Compensation Committee or the Appeals Committee (or any member of any of them) in connection with any claim hereunder until such Participant or other person has pursued such claim under this claims procedure through the review process described in this Article 11. Thereafter, no such legal action may be commenced by such Participant or other person more than one hundred eighty (180) days after the Appeals Committee's final decision has been rendered or deemed rendered with respect to such claim.

         11.6. ESTABLISHMENT OF APPEALS COMMITTEE. The Board shall appoint the members of an Appeals Committee which shall consist of three (3) or more members. The members of the Appeals Committee shall remain in office at the will of the Board, and the Board, from time to time, may remove any of said members with or without cause. A member of the Appeals Committee may resign upon written notice to the remaining member or members of the Appeals Committee and to the Board, respectively. The fact that a person is a Participant or a former Participant or a prospective Participant shall not disqualify him from acting as a member of the Appeals Committee, nor shall any member of the Appeals Committee be disqualified from acting on any question because of his interest therein, except that no member of the Appeals Committee may act on any claim which such member has brought as a Participant, former Participant or Beneficiary under this Plan. In case of the death, resignation or removal of any member of the Appeals Committee, the remaining members shall act until a successor-member shall be appointed by the Board. At the Administrator's request, the Secretary of the Company shall notify the Administrator in writing of the names of the original members of the Appeals Committee, of any and all changes in the membership of the Appeals Committee, of the member designated as Chairman, and the member designated as Secretary,


                                      11-6
and of any changes in either office. Until notified of a change, the Administrator shall be protected in assuming that there has been no change in the membership of the Appeals Committee or the designation of Chairman or of Secretary since the last notification was filed with it. The Administrator shall be under no obligation at any time to inquire into the membership of the Appeals Committee or its officers. All communications to the Appeals Committee shall be addressed to its Secretary at the address of the Company. Unless the Board shall appoint others as the Appeals Committee, the three (3) Board members with the longest period of active service on the Board shall constitute such Committee.

         11.7. OPERATIONS AND POWERS OF APPEALS COMMITTEE. On all matters and questions, a decision of a majority of the members of the Appeals Committee shall govern and control. Meetings may be held in person or by electronic means. In lieu of a meeting, decisions may be made by unanimous written consent. The Appeals Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary. The terms of office of these members shall be determined by the Appeals Committee, and either or both the Secretary and Chairman may be removed by the other members of the Appeals Committee for any reason which such other members may deem just and proper. The Secretary shall do all things directed by the Appeals Committee. Although the Appeals Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary and consider his acts as having been authorized by the Appeals Committee. Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Appeals Committee.

         In addition to the powers specifically granted to the Appeals Committee elsewhere in this Article 11, the Committee shall have full administrative power to carry out its


                                      11-7
responsibilities under this Plan. Without limiting the generality of the foregoing, the Appeals Committee shall have full power to determine all administrative matters concerning the handling of appeals including the holding of hearings and all rules attendant thereto, and all of its decisions on such matters shall be final and not appealable. However, the Appeals Committee shall exercise its power with relative uniformity and in a generally nondiscriminatory manner in conformity with Section 503 of ERISA and applicable lawful regulations thereunder.

         11.8. SPECIAL PROVISIONS RELATING TO DISABILITY. In the event of a claim which involves determination of whether a Participant suffers from a Disability, then, to the extent provided by applicable regulations under Section 503 of ERISA, the foregoing claims procedures shall be modified to conform to the special provisions contained in such regulations applicable to disability benefits. Without limiting the generality of the foregoing, to the extent applicable because a determination is needed beyond the question of whether the Participant is entitled to benefits under a Participating Company's long term disability benefit plan, such special provisions shall include:

               (a) the special provisions contained in Regulation Section 2560.503-1(g)(v) and 2560.503-1(j)(5) regarding internal rules, guidelines, protocols and similar criteria;

               (b) the special provisions referred to in Regulation Section 2560.503-1(h)(4) dealing with Appeals Committee membership, use of health care professionals and medical or vocational experts and extending the claimant's appeal period to one hundred and eighty (180) days; and

               (c) the special provisions referred to in Regulation Section 2560.503-1(i)(3) accelerating the time for the Appeals Committee's decision.

         11.9. SPECIAL PROVISIONS RELATING TO CHANGE OF CONTROL. In the event of a Change of Control, then notwithstanding the contrary provisions of this Article, for the two (2) year period following such Change of Control, the three
(3) individuals having the greatest


                                      11-8

Accrued Annual Retirement Benefits under this Plan shall assume the responsibilities of the Appeals Committee set forth in this Article. If one or more of them shall not be able to serve or to continue to serve, the individual or individuals, as applicable, having the next largest Accrued Annual Retirement Benefits under this Plan will serve in such person's or persons' place. If at any time during such two (2) year period fewer than three (3) individuals have Accrued Annual Retirement Benefits under this Plan, such individual or individuals shall perform the duties of the Appeals Committee. If only one (1) individual has Accrued Annual Retirement Benefits under this Plan, the Appeals Committee shall not consist of such individual but shall consist of such individual as he and the Company shall agree. If he and the Company shall fail to agree on a single individual, the Appeals Committee shall consist of three
(3) individuals, one appointed by the Company, one appointed by the individual claiming benefits hereunder, and a third selected by the other two (2).



                                      11-9

                                   ARTICLE 12

                                 ADMINISTRATION
                                 --------------

         12.1. APPOINTMENT OF ADMINISTRATOR. The Board shall appoint the Administrator which shall be any person(s), corporation or partnership (including the Company itself) as said Board shall deem desirable in its sole discretion. The Administrator may be removed or resign upon thirty (30) days' written notice or such lesser period of notice as is mutually agreeable. Unless the Board appoints another Administrator, the Compensation Committee shall be the Administrator.

         12.2. POWERS AND DUTIES OF THE ADMINISTRATOR. Except as expressly otherwise set forth herein, the Administrator shall have the authority and responsibility granted or imposed on an "administrator" by ERISA. The Administrator shall determine any and all questions of fact, resolve all questions of interpretation of this Plan and related documents which may arise under any of the provisions of this Plan or such documents as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Plan which it is herein given or for which no contrary provision is made. The Administrator shall have full power and discretion to interpret this Plan and related documents, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, and to determine the rights and benefits, if any, of any Participant or other claimant, in accordance with the provisions of this Plan. Subject to the provisions of any claims procedure hereunder, the Administrator's decision with respect to any matter shall be final and binding on all parties concerned, and neither the Administrator nor any of its directors, officers, employees or delegates nor, where applicable, the directors, officers or employees of any delegate, shall be liable in that regard except for gross abuse of the discretion given it and them under the terms of



                                      12-1
this Plan. All determinations of the Administrator shall be made in a uniform, consistent and nondiscriminatory manner with respect to all Participants and Beneficiaries in similar circumstances. The Administrator, from time to time, may designate one or more persons or agents to carry out any or all of its duties hereunder.

         12.3. ENGAGEMENT OF ADVISORS. The Administrator may employ actuaries, attorneys, accountants, brokers, employee benefit consultants, and other specialists to render advice concerning any responsibility the Administrator, Appeals Committee or Compensation Committee has under this Plan. Such persons may also be advisors to any Participating Company.

         12.4. PAYMENT OF COSTS AND EXPENSES. The costs and expenses incurred in the administration of this Plan shall be paid in either of the following manners as determined by the Company in its sole discretion:

               (a) the expenses may be paid directly by one or more of the Participating Companies; or

               (b) the expenses may be paid out of the Trust, if any (subject to any restriction contained in such Trust or required by law).

Such costs and expenses include those incident to the performance of the responsibilities of the Administrator, Appeals Committee or Compensation Committee, including but not limited to, claims administration fees and costs, fees of accountants, legal counsel and other specialists, bonding expenses, and other costs of administering this Plan. Notwithstanding the foregoing, in no event will any person serving in the capacity of Administrator, Appeals Committee member or Compensation Committee member who is a full-time employee of a Participating Company be entitled to any compensation for such services.



                                      12-2

                                   ARTICLE 13

                            AMENDMENT AND TERMINATION
                            -------------------------

         13.1. POWER TO AMEND OR TERMINATE. Except as otherwise provided herein following a Change of Control, this Plan may be amended by the Company at any time, or from time to time, and may be terminated by the Company at any time, but no such amendment, modification or termination shall reduce the Accrued Annual Retirement Benefit or Vested Percentage of any Participant, determined as of the date of such amendment, modification or termination. Such amendment or termination shall be in writing, executed by two or more officers of the Company whose actions are authorized or ratified by the Board. This Plan may not be amended (but may be terminated) during the two (2) year period following a Change of Control except that amendments may be made as required by law.

         13.2. EFFECTS OF PLAN TERMINATION. If this Plan is terminated, then, on and after the effective date of such termination, all accruals hereunder shall cease. Thereafter, the Vested Percentage of each Participant shall become one hundred percent (100%) and the Actuarial Equivalent of each Participant's Accrued Annual Retirement Benefit shall be distributed to such Participant in the Single Sum Form described in Section 6.3 hereof as soon as reasonably possible but not later than ninety (90) days after the date of such termination.

         13.3. NO LIABILITY FOR PLAN AMENDMENT OR TERMINATION. Neither the Company, nor any other Participating Company, nor any officer, Employee or director thereof shall have any liability as a result of the amendment or termination of this Plan. Without limiting the generality of the foregoing, the Company shall have no liability for terminating this Plan notwithstanding the fact that a Participant may have expected to have future accruals hereunder had this Plan remained in effect.





                                      13-1

                                   ARTICLE 14

                             PARTICIPATING COMPANIES
                             -----------------------

         14.1. LIST OF PARTICIPATING COMPANIES. The Participating Companies as of the Effective Date are as follows:

Participating Companies                 Adoption Date        Termination Date
-----------------------                 -------------        ----------------

Pioneer-Standard Electronics, Inc.      April 27, 1999
Pioneer-Standard of Maryland, Inc.      April 27, 1999
Pioneer-Standard Illinois, Inc.         April 27, 1999
Pioneer-Standard Minnesota, Inc.        April 27, 1999
Pioneer-Standard Electronics, Ltd.      April 27, 1999
Dickens Data Systems, Inc.              April 27, 1999
Aprisa, Inc.                            April 1, 2002

         14.2. DESIGNATION OF PARTICIPATING COMPANIES. An Affiliated Company may become a Participating Company under this Plan at any time. Such an Affiliated Company, if organized under the laws of the United States of America or any State, shall become a Participating Company, without the need for amendment hereof, upon attaining such Affiliated Company status unless otherwise provided by the Compensation Committee. Alternatively, such an Affiliated Company may become a Participating Company by an amendment to Section 14.1 hereof which specifies the name of the Affiliated Company, its Adoption Date and other pertinent information.

         14.3. ADOPTION OF SUPPLEMENTS. The Company may determine that special provisions shall be applicable to some or all of the Senior Executives of a Participating Company, either in addition to or in lieu of certain provisions of this Plan. In such event, the Company shall adopt a Supplement with respect to the Participating Company which employs such individuals which Supplement shall specify by name or otherwise the Senior Executives of the Participating Company covered thereby and the special provisions applicable to such Senior



                                      14-1

Executives. Any Supplement shall be deemed to be a part of this Plan solely with respect to the Senior Executives specified therein.

         14.4. AMENDMENT OF SUPPLEMENTS. The Company, from time to time, may amend, modify or terminate any Supplement; provided, however, that no such action shall operate so as to deprive any Senior Executive who was covered by such Supplement of any vested rights to which he is entitled under this Plan or the Supplement.

         14.5. TERMINATION OF PARTICIPATION OF PARTICIPATING COMPANY. A Participating Company whose status as an Affiliated Company terminates shall no longer be deemed a Participating Company as of the date of the termination of such Affiliated Company status. Alternatively, the Company may terminate this Plan with respect to Participants employed by any Participating Company by an amendment to Section 14.1 hereof which specifies the name of the Participating Company, and its Termination Date, and other pertinent information. Distribution of the benefits of Participants employed by said Participating Company shall thereupon be made in the manner provided in Article 13 hereof.

         14.6. DELEGATION OF AUTHORITY. The Company is hereby fully empowered to act on behalf of itself and the other Participating Companies as it may deem appropriate in maintaining the Plan. Without limiting the generality of the foregoing, such actions include obtaining and retaining relevant tax advantages for the Plan. Furthermore, the adoption by the Company of any amendment to the Plan or the termination thereof, will constitute and



                                      14-2
represent, without any further action on the part of any Participating Company, the approval, adoption, ratification or confirmation by each Participating Company of any such amendment or termination. In addition, the appointment of or removal by the Company of any member of the Appeals Committee, any Administrator or other person under the Plan shall constitute and represent, without any further action on the part of any Participating Company, the appointment or removal by each Participating Company of such person.

         14.7. AMENDMENT RESTRICTIONS AND PROCEDURES. Amendments authorized by this Article 14, including those adding or removing a Participating Company, shall be subject to the provisions of Article 13 hereof dealing with amendment and termination of the Plan, as applicable.



                                      14-3

                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         15.1. NON-ALIENATION. No benefits under this Plan shall be subject in any manner to be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, attached, garnished or charged in any manner (either at law or in equity), and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, garnish or charge the same shall be void; nor shall any such benefits in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits as are herein provided for him.

         15.2. TAX WITHHOLDING. The Company or any other Participating Company may withhold from a Participant's compensation or any payment made by it under this Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Code or the Social Security Act or any state or local income or employment tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

         15.3. INCAPACITY. If the Administrator determines that any Participant or other person entitled to payments under this Plan is incompetent by reason of physical or mental disability and is consequently unable to give a valid receipt for payments made hereunder, or is a minor, the Administrator may order the payments becoming due to such person to be made to another person for his benefit, without responsibility on the part of the Administrator to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge the Administrator, the Company and the other Participating Companies and the Appeals Committee with respect to such payments.



                                      15-1

         15.4. ADMINISTRATIVE FORMS. All applications, elections and designations in connection with this Plan made by a Participant or other person shall become effective only when duly executed on forms provided by the Administrator and filed with the Administrator.

         15.5. INDEPENDENCE OF PLAN. Except as otherwise expressly provided herein, this Plan shall be independent of, and in addition to, any other benefit agreement or plan of a Participating Company or any rights that may exist from time to time thereunder.

         15.6. NO EMPLOYMENT RIGHTS CREATED. This Plan shall not be deemed to constitute a contract of employment between the Company or any other Participating Company and any Participant, nor confer upon any Participant the right to be retained in the service of the Company or any other Participating Company for any period of time, nor shall any provision hereof restrict the right of any Company to discharge or otherwise deal with any Participant.

         15.7. RESPONSIBILITY FOR LEGAL EFFECT. Neither the Company, nor any other Participating Company, nor the Administrator or the Compensation Committee or Appeals Committee, nor any officer, member, delegate or agent of any of them, makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan. Without limiting the generality of the foregoing, no Participating Company shall have any liability for the tax liability which a Participant may incur resulting from participation in this Plan or the payment of benefits hereunder.

         15.8. LIMITATION OF DUTIES. The Company, the Participating Companies, the Compensation Committee, the Administrator, the Appeals Committee, and their respective officers, members, employees and agents shall have no duty or responsibility under this Plan other than the duties and responsibilities expressly assigned to them herein or delegated to them


                                      15-2
pursuant hereto. None of them shall have any duty or responsibility with respect to the duties or responsibilities assigned or delegated to another of them.

         15.9. LIMITATION OF SPONSOR LIABILITY. Any right or authority exercisable by the Company, pursuant to any provision of this Plan, shall be exercised in the Company's capacity as sponsor of this Plan, or on behalf of the Company in such capacity, and not in a fiduciary capacity, and may be exercised without the approval or consent of any person in a fiduciary capacity. Neither the Company, nor any of its respective officers, members, employees, agents and delegates, shall have any liability to any party for its exercise of any such right or authority.

         15.10. SUCCESSORS. The terms and conditions of this Plan shall inure to the benefit of and bind the Company, the other Participating Companies, the Participants, their Beneficiaries, and the successors and personal representatives of the Participants and their Beneficiaries.

         15.11. CONTROLLING LAW. This Plan shall be construed in accordance with the laws of the State of Ohio to the extent not preempted by laws of the United States.

         15.12. HEADINGS AND TITLES. The Section headings and titles of Articles used in this Plan are for convenience of reference only and shall not be considered in construing this Plan.

         15.13. GENERAL RULES OF CONSTRUCTION. The masculine gender shall include the feminine and neuter, and vice versa, as the context shall require. The singular number shall include the plural, and vice versa, as the context shall require. The present tense of a verb shall include the past and future tenses, and vice versa, as the context may require.

                                      15-3

         15.14. EXECUTION IN COUNTERPARTS. This Plan may be executed in any number of counterparts each of which shall be deemed an original and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

         15.15. SEVERABILITY. In the event that any provision or term of this Plan, or any agreement or instrument required by the Administrator hereunder, is determined by a judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, all other provisions or terms of this Plan or such agreement or instrument shall remain in full force and effect and shall be enforceable as if such void or nonenforceable provision or term had never been a part of this Plan, or such agreement or instrument except as to the extent the Administrator determines such result would have been contrary to the intent of the Company in establishing and maintaining this Plan.

         15.16. INDEMNIFICATION. The Participating Companies shall jointly and severally indemnify, defend, and hold harmless any Employee, officer or director of any Participating Company for all acts taken or omitted in carrying out the responsibilities of the Company, Participating Company, Compensation Committee, Administrator or Appeals Committee under the terms of this Plan or other responsibilities imposed upon such individual by law. This indemnification for all such acts taken or omitted is intentionally broad, but shall not provide indemnification for any civil penalty that may be imposed by law, nor shall it provide indemnification for embezzlement or diversion of Plan funds for the benefit of any such individual. The Participating Companies shall jointly and severally indemnify any such individual for expenses of defending an action by a Participant, dependent, service provider, government entity or other person, including all legal fees and other costs of such defense. The Participating Companies shall also reimburse any such an individual for any monetary recovery


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in a successful action against such individual in any federal or state court or arbitration. In addition, if a claim is settled out of court with the concurrence of the Company, the Participating Companies shall jointly and severally indemnify any such individual for any monetary liability under any such settlement, and the expenses thereof. Such indemnification will not be provided to any person who is not a present or former Employee or director of a Participating Company nor shall it be provided for any claim by a Participating Company against any such individual.

         15.17. PAPERLESS ADMINISTRATION. If this Plan requires that an action shall be in writing, then, to the extent permitted and effective pursuant to law, and approved by the Administrator, such action may be taken in person, telephonically or electronically in lieu of such written action.

         IN WITNESS WHEREOF, PIONEER-STANDARD ELECTRONICS, INC., the Company, by its appropriate officers duly authorized, has caused this amended and restated Plan to be executed and adopted the 30th day of April, 2002, generally effective as of the 29th day of January, 2002.

                              PIONEER-STANDARD ELECTRONICS, INC.

                                        ("Company")

                              By  /s/ Arthur Rhein
                                  ------------------------

                              And /s/ Richard A. Sayers II
                                  ------------------------


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